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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             BIZNESSONLINE.COM, INC.
             (Exact name of Registrant as specified in its Charter)

                  DELAWARE                                06-1519132
(State of incorporation or organization)    (IRS Employer Identification No.)


1720 ROUTE 34, P.O. BOX 1347, WALL, NEW JERSEY               07719
(Address of principal executive offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and if effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act registration statement file number to which this form relates:

         [333-73067]

Securities to be registered pursuant to Section 12(b) of the Act:

         NONE

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, $.01 par value per share
                  (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         BiznessOnline.com (the "Company" or "Registrant") is registering its Common Stock, $.01 par value per share ("Common Stock"). Information concerning the Common Stock is included under the caption "Description of Securities" in the Registrant's registration statement on Form SB-2 originally filed with the Securities and Exchange Commission on February 26, 1999, as amended [Registration No. 333-73067], and is incorporated herein by reference.

Item 2.  Exhibits.

         The following exhibits are incorporated by reference to the Company's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on February 26, 1999, as amended [Registration No. 333-73067]:


         3.1      Certificate of Incorporation

         3.2      Certificate of Amendment to Certificate of Incorporation

         3.3      Certificate of Designation

         3.4      Certificate of Amendment to Certificate of Incorporation

         3.5      Certificate of Amendment to Certificate of Incorporation

         3.6      Bylaws

         4.1      Specimen certificate of the Common Stock.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            BIZNESSONLINE.COM, INC.

                                            By:  Mark E. Munro

                                            /S/ MARK E. MUNRO

                                            -----------------------------------
                                            Chairman of the Board,
                                            President, Chief Executive
                                            Officer & Treasurer

Dated:  May 3, 1999